Exhibit 10.3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

FOURTH AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

This Fourth Amendment to Exclusive License Agreement (this “Amendment”) is made and entered into as of this 2nd day of August, 2017 (the “Amendment Effective Date”), by and among OnCyte, L.L.C., a Delaware limited liability company which is a Subsidiary of Celyad, S.A. (as successor-in-interest to Celdara Medical, LLC) (“Company”) and Trustees of Dartmouth College, a non-profit educational and research institute existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755 (“Dartmouth”).

WHEREAS, the parties to this Amendment entered into that certain Exclusive License Agreement dated April 30, 2010 (as amended on February 20, 2012, July 26, 2013, and January 4, 2015, the “Agreement”; capitalized terms used but not defined in this Amendment shall have the meaning provided in the Agreement); and

WHEREAS, the parties to this Amendment entered into that certain Exclusive License Agreement dated June 27, 2014 (as amended on January 4, 2015, the “B7H6 Agreement”); and

WHEREAS, the parties now desire to amend the Agreement to combine Company’s rights under the B7H6 Agreement with the rights granted to Company under the Agreement on the terms and conditions set forth in this Amendment, resulting in the termination of the B7H6 Agreement; and

WHEREAS, the parties now desire to amend the Agreement to address certain modifications to Company’s payment obligations, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Termination of B7H6 Agreement. Subject to the terms and conditions of this Amendment, the B7H6 Agreement is hereby terminated effective as of the Amendment Effective Date.

2.	Amendment of Agreement.

(a)	Section 1.02 is hereby amended and restated in its entirety as follows:

“Section 1.02 Dartmouth Patent Rights. “Dartmouth Patent Rights” shall mean United States Patent Application Serial No.: 11/575,878, filed April 19, 2007, United States Patent Application Serial No.: 12/407,440, filed March 19, 2009, United States Provisional Application Serial No.: 61/255,980, filed October 29, 2009, United States Provisional Application Serial No.: 61/529,410 filed August 31, 2011, and Patent Cooperation Treaty Application Serial No. PCT/US2013/039812, and any applications which claim benefit of priority to said Patent Applications, and any United States or Foreign Patents issuing therefrom, and any continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof. Dartmouth shall be the assignee and owner of all such Patents and Patent Applications.”

(b)	Section 1.03 is hereby amended and restated in its entirety as follows:

“Section 1.03 Licensed Product. “Licensed Product” means any product within the Product Groups.”

(c)	Section 1.06 is hereby amended and restated in its entirety as follows:

“Section 1.06 Subsidiary. “Subsidiary” shall mean any person, corporation or entity directly or indirectly controlled by, controlling or under common control with the Company. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means a direct or indirect beneficial ownership of at least 50% of the voting share capital of a person, corporation or entity.”

(d)	Section 1.08 is hereby amended and restated in its entirety as follows:

“Section 1.08 Net Sales. “Net Sales” shall mean the gross billing price Company and its Subsidiaries charge to their customers for Licensed Products and/or Platform Products, less sales, use, occupation and excise taxes, and transportation, discounts, returns and allowances in lieu of returns. Neither Company nor any Subsidiary is a customer for purposes of Net Sales unless the Company or Subsidiary is the final purchaser or final user of the Licensed Product or Platform Product.”

(e)	The following additional defined terms are hereby added to the Agreement:

“B7H6 Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Dartmouth Patent Right directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“NKG2D Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Dartmouth Patent Right directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“NKP30 Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Dartmouth Patent Right directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“Platform Patents” means any Dartmouth Patent Right directly or indirectly claiming priority from [...***...] or [...***...], including but not limited to, [...***...].

“Platform Products” means any pharmaceutical product covered by a Platform Patent but excluding any pharmaceutical product that also belongs to a Product Group.

“Platform Sublicense” means an agreement pursuant to which Company or any Subsidiary grants a license or an option to receive a license, or similar rights, under any

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

intellectual property rights (but no such rights are granted for any Licensed Products) to a Third Party to develop, manufacture, market, sell or otherwise commercialize a Platform Product, whether or not a Valid Claim is infringed in any of the countries in which such sublicensed rights are exercised.

“Product Groups” means each of the four following groups of products: (i) NKG2D Products, (ii) B7H6 Products, (iii) NKP30 Products, and (iv) TIM Products.

“Product Sublicense” means an agreement pursuant to which Company or any Subsidiary grants a license or an option to receive a license, or similar rights, under any intellectual property rights to a Third Party to develop, manufacture, market, sell or otherwise commercialize a Licensed Product, whether or not a Valid Claim is infringed in any of the countries in which such sublicensed rights are exercised. For clarity, all Product Sublicenses will include rights pertaining to a Licensed Product but may be combined with a license or similar rights for Platform Products and such combined sublicenses shall be treated as a Product Sublicense (and not a Platform Sublicense) for all purposes under this Agreement.

“Sublicense Income” means any consideration received by Company or its Subsidiaries from a Third Party pursuant to a Product Sublicense or a Platform Sublicense, including any license signing fee, license maintenance fee, milestone payment and royalty payment (including, without limitation, (a) royalty payments received on sales made anywhere in the world of Licensed Products and Platform Products, whether or not such sales infringe a Valid Claim in the countries in which such sales have been made, and (b) any payments received for any sales, development or commercialization milestones achieved anywhere in the world applicable to Licensed Products or Platform Products, whether or not the actions to achieve such milestones infringe a Valid Claim in any of the countries in which such actions occurred. Sublicense Income shall exclude: (i) payments received as reimbursement of out-of-pocket expenses incurred after the Effective Date of the relevant Product Sublicense or Platform Sublicense for Patent preparation, prosecution, enforcement or defense, (ii) payments received and allocated by Company in accordance with GAAP to fund future research and development activities, and (iii) consideration received for an equity interest in, extension of credit to or other investment in Company or its Subsidiaries, provided such consideration is not in excess of fair market value. For avoidance of doubt, the parties have expressly agreed that the definition of Sublicense Income includes revenues received by Company throughout the world as a fair and good faith measure of the valuation of the intellectual property licensed and the mutual agreements made under this Agreement, and for the accounting convenience of the parties.

“Third Party” means any entity or person other than the parties and their respective Subsidiaries.

“TIM-Constructs” means any DNA or protein product with a DNA or protein sequence as defined by [...***...].

“TIM Products” are any pharmaceutical product containing or comprising a TIM Construct covered by a Valid Claim of a Platform Patent, whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

“Valid Claim” means a claim contained in (i) an Issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise, or (ii) a patent application that has been pending for less than seven (7) years from June 27, 2014. If a claim within a patent application that ceased to be a Valid Claim under clause (ii) of the preceding sentenced ultimately issued, it will again be considered a Valid Claim effective as of the issuance of such patent.”

(f)	Amendment of Section 2.01. The first sentence is deleted and replaced in its entirety with:

“Dartmouth hereby grants to Company and its Subsidiaries an exclusive, royalty-bearing license under the Dartmouth Know-How and Dartmouth Patent Rights to make, have made, use, offer for sale, sell, import and commercialize Licensed Products and Platform Products in the Field in the Territory.”

(g)	Amendment of Section 5.01. Section 5.01 is hereby amended and restated in its entirety as follows:

“Section 5.01 Payments. For the rights and privileges granted under this license, Company or its Subsidiaries (whichever entity receives the Net Sales or Sublicense Income) shall pay to Dartmouth:

(a) a 2% earned royalty on the value of Net Sales of all Licensed Products within each Product Group by Company and its Subsidiaries, as determined on a Product Group-by-Product Group basis.

For avoidance of doubt, only one royalty, payable at the applicable rate set forth above, shall be payable on the Net Sales of any Licensed Product or Platform Product, regardless of how many claims within the Dartmouth Patent Rights cover such Licensed Product or Platform Product and regardless of whether such Licensed Product is included in more than one Product Group; and

(b) a 2% earned royalty on the value of Net Sales of all Platform Products by Company and its Subsidiaries; and

(c) non-refundable, non-creditable annual license maintenance fee of $40,000 due upon the first anniversary of the Amendment Effective Date and each anniversary of the Amendment Effective Date thereafter; and

(d) within sixty (60) days after the end of each calendar quarter, the percentage of the Sublicense Income from each Product Sublicense received by Company or its Subsidiaries during such calendar quarter indicated below depending on the development stage of the most-advanced Licensed Product at the time said Product Sublicense was executed:

[...***...]

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

For avoidance of doubt, the percentage of Sublicense Income to be paid to Dartmouth shall be determined one-time for each Product Sublicense, upon Company or its Subsidiary’s entering into the applicable Product Sublicense, and such percentage shall not be modified during the term of such Product Sublicense without Dartmouth’s express written consent.

(e) within sixty (60) days after the end of each calendar quarter, [...***...]% of the Sublicense Income from each Platform Sublicense received by Company or its Subsidiaries.

(f) The Sublicense Income sharing obligations set forth in the foregoing Section 5.01(d) and 5.01(e) shall be determined on a Platform Sublicense-by-Platform Sublicense and Product Sublicense-by-Product Sublicense basis, as applicable, and shall commence as of the Amendment Effective Date and each such obligation shall continue until the later of (a) the expiration or termination of the last-to-expire or terminate of the Dartmouth Patent Rights claiming the Platform Product or Licensed Product licensed under each such Platform Sublicense or Product Sublicense or (b) the 10th anniversary of the first commercial sale of the first Platform Product or Licensed Product licensed under each such Platform Sublicense or Product Sublicense anywhere in the world. For avoidance of doubt, the parties have expressly agreed that the definition of Sublicense Income, which includes revenue payable to Company or a Subsidiary whether or not any Valid Claim exists in the country in which the event triggering such revenue occurs, is for accounting convenience and represents the fair valuation of the mutual agreements under this Agreement; and

(g) non-refundable, non-creditable development milestone payments set forth in this subsection (g) shall be payable by Company upon the first of Company, a Subsidiary or any sublicensee to achieve such milestone, with payment due within (60) days of such achievement:

Filing of IND	$25,000
Enrollment of first patient into Phase I clinical trial	$75,000
Enrollment of first patient into Phase II clinical trial	$250,000
Enrollment of first patient into Phase III clinical trial	$250,000
Piling BLA	$400,000
FDA approval	$500,000

It is acknowledged that if Company, its Subsidiary, or a sublicensee does not accomplish the above development milestones for a Licensed Product by the dates specified in Section 4.01, this Agreement may be terminated unless payments in the above amounts are made by Company to Dartmouth within thirty (30) days of the dates specified in Section 4.01.

(h) a one-time, non-refundable, non-creditable commercial milestone payment of $4,000,000 due when [...***...], payable within sixty (60) days after the end of such calendar year.

(i) Notwithstanding any other provision that may be to the contrary, Company shall remain directly liable to Dartmouth for all payments due to Dartmouth under this Section 5.01, regardless of whether Dartmouth has consented or consents to Company’s Subsidiaries making direct payments under this section.

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

(h)	Amendment of Section 5.02. Sections 5.02 is hereby amended by deleting the phrases “and any sublicensees” and “and its sublicensees” where such phrases appear in such section,

(i)	Amendment of Section 5.03. Sections 5.03 is hereby amended by deleting the phrase “the royalties” where it appears in such section and replacing it with the phrase “the amounts.”

(j)	Amendment of Section 10.02. Sections 10.02 is hereby amended by deleting address for notices to Company and replacing it with the following text:

“Celyad, S.A.

Legal Department

Rue Edouard Belin 2

1435 Mont-Saint-Guibert

Belgium Attn.: Philippe Dechamps

With a copy to:

Goodwin Procter

100 Northern Avenue

Boston, MA 02210

Attn.: Michael Bison”

3.	Upon execution of this Amendment, Company shall pay to Dartmouth a non-refundable, non-creditable Amendment Fee of $2,000,000.

4.	Except as expressly amended by this Amendment, the terms and conditions of this amended Agreement shall remain in full force and effect.

5.	This Amendment shall be construed, governed, interpreted and enforced according to the laws of the State of New Hampshire.

6.	This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or email of a scanned copy will be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

ONCYTE, LLC

By:	/s/ Christian Homsy
Name: Christian Homsy
Its: Chief Executive Officer.

TRUSTEES OF DARTMOUTH COLLEGE

By:	/s/ Nila Bhakuni
Name:	Nila Bhakuni

Its:	Director, Technology Transfer